Exhibit B

Schedule of Transactions in the Shares

Trade Date	Purchase/Sale/Gift	Quantity	Price ($)
1/14/25	Purchase	21,155	$21.4647 (1)
1/16/25	Purchase	8,221	$21.5002 (2)
2/12/25	Purchase	82,730	$13.9853 (3)
2/12/25	Purchase	72,017	$14.899 (4)
2/12/25	Purchase	104,869	$15.7651 (5)
2/13/25	Purchase	115,282	$15.8352 (6)
2/14/25	Purchase	36,532	$15.4932 (7)
2/27/25	Purchase	114,713	$16.4415 (8)
2/27/25	Purchase	144,603	$17.5242 (9)
2/28/25	Purchase	153,142	$17.4469 (10)
2/28/25	Purchase	1,800	$17.99 (11)
3/3/25	Purchase	230,529	$16.5726 (12)
3/3/25	Purchase	18,974	$17.4317 (13)

(1)	This constitutes the weighted average purchase price. The prices range from $21.21 to $21.59. The Reporting Person will provide upon request by the Securities and Exchange Commission staff (the “SEC Staff”), the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(2)	This constitutes the weighted average purchase price. The prices range from $21.25 to $21.59. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(3)	This constitutes the weighted average purchase price. The prices range from $13.50 to $14.495. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(4)	This constitutes the weighted average purchase price. The prices range from $14.50 to $15.42. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(5)	This constitutes the weighted average purchase price. The prices range from $15.50 to $15.99. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(6)	This constitutes the weighted average purchase price. The prices range from $15.605 to $15.99. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(7)	This constitutes the weighted average purchase price. The prices range from $15.23 to $15.96. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(8)	This constitutes the weighted average purchase price. The prices range from $16.00 to $16.99. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(9)	This constitutes the weighted average purchase price. The prices range from $17.00 to $17.79. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(10)	This constitutes the weighted average purchase price. The prices range from $16.94 to $17.93. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(11)	This constitutes the weighted average purchase price. The prices range from $17.94 to $18.195. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(12)	This constitutes the weighted average purchase price. The prices range from $16.31 to $17.3050. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(13)	This constitutes the weighted average purchase price. The prices range from $17.31 to $17.65. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.